UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2006

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2006, the Board of Directors of Mercury Computer Systems, Inc. (the “Company”) granted a stock option under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) to James R. Bertelli, the Company’s President and Chief Executive Officer, covering 75,000 shares of the Company’s common stock. The exercise price of the stock option is $12.41 per share. The option becomes exercisable as to 1/4 of the covered shares on each of the first four anniversaries of the date of grant, provided that Mr. Bertelli remains either an employee or a director of the Company as of each such date, and expires on August 15, 2016.

The form of Stock Option Agreement with respect to the above-referenced grant provides that the stock option shall terminate and no portion will be exercisable on the earliest of the following:

•	the expiration date;

•	the date the grantee ceases to be an employee of the Company due to dismissal for cause or because the grantee is in breach of any employment agreement with the Company;

•	12 months following the date the grantee ceases to be an employee of the Company due to permanent disability;

•	12 months following the date of the grantee’s death;

•	five years following the date the grantee ceases to be an employee of the Company due to retirement; and

•	90 days following the date the grantee ceases to be an employee of the Company for any reason other than as described above.

The stock option will be exercisable as described above after the grantee’s death or after the grantee otherwise ceases to be an employee of the Company only to the extent it was vested and exercisable immediately prior to the grantee’s death or cessation or termination of employment.

If the grantee, either on the date of grant of the stock option or subsequent thereto, is or becomes a director of the Company, and thereafter ceases to be an employee while remaining a non-employee director, such change in status does not constitute a termination of employment for purposes of the last two bulleted clauses set forth above until the grantee’s service as a director has ceased.

Mr. Bertelli has previously entered into a change in control severance agreement with the Company which provides, among other things, that if he is employed by the Company upon the occurrence of a change in control (as defined in the agreement), vesting of all his then outstanding stock options and other stock-based awards immediately accelerates and all such awards become exercisable or non-forfeitable.

The form of Stock Option Agreement under the 2005 Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Stock Option Agreement under the Mercury Computer Systems, Inc. 2005 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC. (Registrant)

Date: August 21, 2006	By:	/s/ Robert E. Hult
Robert E. Hult
Senior Vice President, Operations and
Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Option Agreement under the Mercury Computer Systems, Inc. 2005 Stock Incentive Plan.